Exhibit 99.2
FOR IMMEDIATE RELEASE
Lam Research Corporation Contacts:
Tina Correia, Investor Relations, phone: 510-572-1615, e-mail: investor.relations@lamresearch.com
Lam Research Corporation Announces $5 Billion Share Repurchase Authorization
FREMONT, CA, January 23, 2019 – Lam Research Corporation ("Lam Research," or the "Company") today announced that its Board of Directors approved a $5 billion share repurchase authorization.
The Company is authorized to repurchase up to $5 billion of common stock. Repurchases may be made through both public market and private transactions and may include the use of derivative contracts and structured share repurchase agreements. This repurchase program has no termination date and may be suspended or discontinued at any time. Funding for this repurchase program may be through a combination of cash on hand, cash generation, and borrowings.
Caution Regarding Forward-Looking Statements:
Statements made in this press release that are not of historical fact are forward-looking statements and are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, but are not limited to, our plans to repurchase shares, including the plan or ability to fund share repurchase activities; our engineering capabilities; our technology leadership; our commitment to customer success; and our continued ability to accelerate innovation and enhance device performance. These forward-looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect, our continued financial health and ability to repurchase shares and other risks detailed in documents filed by us with the Securities and Exchange Commission, including specifically our annual report on Form 10-K for the fiscal year ended June 24, 2018 and Form 10-Q for the quarter ended September 23, 2018. These uncertainties and changes could cause actual results to vary from expectations. The Company undertakes no obligation to update the information or statements made in this press release.
About Lam Research:
Lam Research Corporation is a global supplier of innovative wafer fabrication equipment and services to the semiconductor industry. As a trusted, collaborative partner to the world’s leading semiconductor companies, we combine superior systems engineering capability, technology leadership, and unwavering commitment to customer success to accelerate innovation through enhanced device performance. In fact, today, nearly every advanced chip is built with Lam technology. Lam Research (Nasdaq: LRCX) is a FORTUNE 500® company headquartered in Fremont, Calif., with operations around the globe. Learn more at www.lamresearch.com. (LRCX-F)